Exhibit 99.1 Press Release

Chembio Diagnostics Hires The Investor Relations Group of New York

MEDFORD, NY— (Market Wire) --December 7, 2005-- Chembio Diagnostics, Inc. (OTC BB:CEMI.OB) has hired The Investor Relations Group, Inc. ("IRG") based in New York City to serve as its financial communications firm. Chembio develops, manufactures, and markets point of care medical diagnostic tests for the diagnosis of infectious diseases and other conditions in both humans and animals.

Chembio Diagnostics is one of only two U.S. based manufacturers of rapid HIV 1&2 test kits. The treatment goals set forth by UNAIDS’ 3x5 initiative and the Presidential Emergency Plan for AIDS Relief (the US government’s unprecedented commitment of $15 billion dollars) will fuel a demand for HIV test kits that is estimated to be approximately 500 hundred million worldwide.

Chembio Diagnostics has significant additional opportunities in world markets for rapid testing for Tuberculosis and Chagas Disease, endemic in Latin America afflicting 20 million with an annual fatality of 50,000.

IRG will strive to increase investor and media awareness of Chembio Diagnostics within the U.S. market by introducing the company and its management to pre-qualified investment professionals and both national and specific industry trade publications. In the future, U.S. investor inquiries relating to Chembio Diagnostics can be directed to The Investor Relations Group, New York, NY, Telephone: (212) 825-3210, Fax (212) 825-3229.

About Chembio

Chembio Diagnostics, Inc. (Chembio) possesses expertise in the development and manufacturing of rapid test products for various infectious diseases, including HIV, Tuberculosis and Chagas Disease. References to Chembio Diagnostics, Inc. may actually refer to Chembio Diagnostic Systems, Inc.; the 100%-owned subsidiary of Chembio Diagnostics, Inc. Chembio is located at 3661 Horseblock Road, Medford, NY 11763.

For more information on Chembio, go to www.chembio.com

About The Investor Relations Group, Inc.

The Investor Relations Group, Inc., (IRG) founded in 1996, represents select publicly traded companies, with a unique specialization for assisting those in the small-cap sector. IRG arranges one-on-one meetings for its portfolio companies with pre-qualified money managers handling investment portfolios that range from $10 million to $10 billion+ selected from its proprietary contact base of over 33,000 qualified fund managers who have an investing history in small cap stocks. IRG is a full-service corporate communications company offering services for its portfolio companies that include writing all press releases and shareholder communications and serving as primary contact for the investing community. IRG also houses a full-service public relations arm that specializes in building awareness of its companies within the financial and trade media, as well as the public at large. For further information, please visit the company's website at www.investorrelationsgroup.com.

FORWARD-LOOKING STATEMENTS

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing and the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contact:
Investor Relations:
The Investor Relations Group
James Carbonara/Vince Daniels
212-825-3210